Covanta Holding Corporation Third Quarter 2013 Earnings Conference Call NYSE: CVA October 24, 2013 1 Exhibit 99.2

Cautionary Statements 2 All information included in this earnings presentation is based on continuing operations. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward- looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided.

Q3 2013 Highlights 3 • Q3 results were up year-over-year, but below management expectations • Revising FY 2013 guidance ranges lower – Adverse impact related to unscheduled maintenance downtime – Reduction in 2H 2013 steam and electricity customer demand – Organic growth initiatives still positive, but slightly below management expectations • Signed 20 year waste contract with New York City and completed acquisition of Camden, NJ facility (Unaudited, in millions, except EPS) Q3 ’12 Q3 ’13 Management Remarks Revenue $412 $427 ▲ Energy revenue up due to contract transitions ▲ Organic growth initiatives (i.e., special waste, metal) ▼ Lower biomass revenue ▼ Lower revenues earned to service project debt Adjusted EBITDA $150 $156 ▲ Organic growth initiatives (i.e., special waste, metal, cost savings) ▲ Scheduled maintenance timing ▲ Contract transitions ▼ Lower debt service pass through billings ▼ Lower construction profit ▼ Lower biomass profit Free Cash Flow $111 $161 ▲ Timing of construction & other working capital ▲ Higher Adjusted EBITDA ▲ Lower maintenance capital expenditures Adjusted EPS $0.25 $0.28 ▲ Higher operating income ▲ Lower effective tax rate

Waste Update • Current trends: – View on waste market remains unchanged – Special waste revenues on track for year-over-year double digit growth – Asset management – client contract extensions • Marion service fee contract extended to 2017 on similar terms • FY 2013 outlook: – Approximately 80% of waste revenue contracted • Typically moves with inflation – Versus FY 2012, waste revenue expected to be approximately flat • Key drivers generally the same as initial guidance • FY 2014 outlook: – Expect challenging year • Adverse impact from contract transitions • Reduction in debt service pass through billings of ~$20 million – Benefit from special waste growth and contractual escalations 4

New York City Waste Agreement • 20 year waste transport & disposal contract (and two 5 year extension options for NYC) – Total tonnage estimated at ~800,000 tons per year from both Marine Transfer Stations (MTS) – Queens MTS service to start in early 2015; E91st MTS service expected to start in late 2016 subject to NYC providing Notice to Proceed • CVA manages waste transportation logistics and disposal – Utilizing existing merchant disposal capacity at Niagara and Delaware Valley – MTS (Queens & E91st)  barges  rail  EfW facilities – Will displace lower-priced spot tonnage • CVA investment to be made 2013 through 2016 – Purchase barges, railcars, containers and intermodal equipment • ~$110 million = Queens (~$80 million) + Manhattan (~$30 million) – Related waste receiving enhancements at Niagara and Delaware Valley • ~$30 million of total investment – Anticipate financing significant portion of investment with tax exempt bonds • NYC expects total contract value to be approximately $2.8 billion – Based on operating both MTS’s (estimated delivery of ~800,000 tons annually); assumes certain price escalations, changes in population, waste generation rates and increased recycling efforts 5

Energy Update • Current trends: – Market pricing is up vs. Q3 2012 but flat vs. Q2 2013 – Rule of thumb (unchanged): $1/MMBtu natural gas $5 to $10 million annual impact on FY 2013 Adjusted EBITDA • Current FY 2013E natural gas pricing ~$3.70/MMBtu vs. initial guidance of $3.50/MMBtu • FY 2013 outlook: – Lower than expected demand from a large steam client • FY 2014 outlook: – PPA contract transitions expected to have an adverse impact of $10 to $15 million 6 Energy Portfolio (MWh, millions) FY 2012A FY 2013E Chg. EfW Contracted 3.3 3.4 +0.1 EfW Hedged 0.7 1.0 +0.3 EfW Exposed 0.8 0.9 +0.1 Total EfW 4.8 5.3 +0.5 Biomass (Contracted and Exposed) 0.7 0.7 --- Total CVA 5.5 6.0 +0.5 (unaudited)

Recycled Metals Update

COVANTA ENERGY for a cleaner world

- **Current trends:**
  - Q3 net metal revenue of $19 million was up $2 million vs. prior year
    - Ferrous volumes up 9% year-over-year
    - Non-ferrous volumes up 41% year-over-year
  - Q3 average HMS#1 index price Q3 and year-to-date ~$340
- **FY 2013 outlook:**
  - Rule of thumb (unchanged): $50 change in HMS#1 index → ~$10 to $15 million annual impact on FY 2013 Adjusted EBITDA
    - Initial guidance assumed FY 2013 HMS#1 of $350
  - Expect to achieve year-end net metal tons run rate of ~340k ferrous; ~25k non-ferrous
  - Delays in project starts mean less benefit than previously expected for second half 2013
- **FY 2014 outlook:**
  - Increased volumes resulting from 2013 investments in new/enhanced recovery systems
  - Additional project installations to further enhance metal revenue

7

Outlook 8 • 2013 – Guidance lowered • 2014 – Challenging year ▼ Contract transitions (primarily debt service billing and above market PPA’s) ▼ One-time benefits in 2013 (ex: Q2 2013 PPA buyout, insurance recovery) ▼ Higher maintenance expense ▼ Construction working capital negative impact (but will benefit 2015) ▲ Organic growth initiatives & Camden acquisition ▲ Lower G&A spend, largely related to less business development in Europe • 2015 – Solid prospect for base business growth – Debt service billing reduction moderates – Benefit from NYC contract operation commencement in early 2015

Financial Overview 9

Q3 2013 Highlights 10 (Unaudited, in millions, except EPS) Q3 ’12 Q3 ’13 Management Remarks Revenue $412 $427 ▲ Energy revenue up due to contract transitions ▲ Organic growth initiatives (i.e., special waste, metal) ▼ Lower biomass revenue ▼ Lower revenues earned to service project debt Adjusted EBITDA $150 $156 ▲ Organic growth initiatives (i.e., special waste, metal, cost savings) ▲ Scheduled maintenance timing ▲ Contract transitions ▼ Lower debt service pass through billings ▼ Lower construction profit ▼ Lower biomass profit Free Cash Flow $111 $161 ▲ Timing of construction & other working capital ▲ Higher Adjusted EBITDA ▲ Lower maintenance capital expenditures Adjusted EPS $0.25 $0.28 ▲ Higher operating income ▲ Lower effective tax rate

• Revising FY 2013 guidance ranges lower – Primary variances from initial guidance: • Adverse impact related to unscheduled maintenance downtime • Q2 2013 benefit from PPA buyout now offset by reduction in 2H 2013 steam and electricity customer demand • Organic growth a significant positive contributor, but at the low end of original range • Free Cash Flow also negatively impacted by working capital 11 Full Year Guidance (Unaudited, in millions, except EPS) FY 2012 FY 2013 Initial Guidance FY 2013 Revised Guidance1 Adjusted EBITDA $492 $500 – $530 $480– $495 Free Cash Flow $262 $250 – $280 $220 – $240 Adjusted EPS $0.52 $0.40 – $0.50 $0.33 – $0.43 (1) Revised guidance as of 10/23/2013.

Revenue: Q3 12 vs. Q3 13 $ in m illion s (Unaudited) 12 1 1) Organic Growth and Other, net includes biomass, Camden acquisition, contract escalations, transitions and extensions, energy production, metals (quality and quantity), new units coming online, special waste, and other organic growth initiatives and operational improvements.

Adj EBITDA: Q3 12 vs. Q3 13 (Unaudited) $ in m illion s 13 1 1) Organic Growth, Maintenance Timing and Other, net includes biomass, Camden acquisition, construction, contract escalations, transitions and extensions, energy production, maintenance timing, metals (quality and quantity), new units coming online, special waste, and other organic growth initiatives and operational improvements.

Free Cash Flow: Q3 12 vs. Q3 13 (Unaudited) $ in m illion s 14

Adj EPS: Q3 12 vs. Q3 13 (Unaudited) 15

Construction Working Capital 16 FY 2012A FY 2013E ($30)-($50) $30-$50 ($25)-($40) FY total ($7) FY total ($7)-($22)

Growth Investments • M&A: Purchased Camden facility for $49 million in August 2013 – In 2012, facility processed 319,000 tons of waste and generated 146,000 MWh of power – Tip fee facility with waste and energy market exposure – Modest positive impact on 2013 guidance metrics; Full year benefit in 2014 • Growth investments continue to add value – Projected growth investment requirements • 2013: $75 to $100 million “organic growth” + Camden ($49 million) + NYC (~$25 million)  $150 to $175 million • 2014: Significantly less “organic growth” investment, but additional spend on Essex and NYC – Benefit of the investments is offsetting contract transitions (debt service, energy/waste market pricing, etc.) 17

• Dividend – Annualized cash dividend is $0.66 per share  3.1% yield1 • Equates to ~38% payout of Free Cash Flow2 – Q3 dividend of $21 million declared in September and paid in October • Share repurchases – Repurchased 17.8% of shares outstanding since program inception • As of 9/30/13, $116 million remaining in share repurchase authorization • Projected 2013 Free Cash Flow fully utilized for growth, dividends and repurchases 18 (Unaudited, in millions) Q1 ’12 Q2 ’12 Q3 ’12 Q4 ’12 FY 2012 Q1 ’13 Q2 ’13 Q3 ’13 Share Repurchases $30 $30 $25 $3 $88 $24 $10 $ -- Dividends Declared $21 $20 $20 $20 $81 $22 $22 $21 Total Capital Returned $51 $50 $45 $23 $169 $46 $32 $21 Shares Outstanding End of Period 135 133 132 132 132 131 130 131 (1) Based on share price of $21.38 as of 9/30/2013. (2) At midpoint of guidance, revised as of 10/23/2013. Shareholder Returns

Covanta Holding Corporation Third Quarter 2013 Earnings Conference Call NYSE: CVA Appendix 19

Q3 2013 Summary Results 20 (1) See Exhibit 4B of the press release published on 10/23/13 for further details (Unaudited, in millions, except per share amounts) Q3 Q3 YTD 2013 2012 2013 2012 Operating revenues Waste and service revenues 257$ 247$ 747$ 747$ Recycled metals revenues 19 17 52 55 Electricity and steam sales 117 115 322 297 Other operating revenues 34 33 92 115 Total operating revenues 427 412 1,213 1,214 Operating expenses Plant operating expenses 232 225 765 735 Other operating expenses 26 31 67 100 General and administrative expenses 22 24 72 74 Depreciation and amortization expense 52 46 157 145 Net interest expense on project debt 3 7 10 22 Net write-offs (gains) (1) 12 (2) 63 (2) Total operating expenses 347 331 1,134 1,074 Operating income 80$ 81$ 79$ 140$ Adjusted EBITDA 156$ 150$ 334$ 349$ % of Revenue 37% 36% 28% 29% Free Cash Flow 161$ 111$ 204$ 205$ Adjusted EPS 0.28$ 0.25$ 0.17$ 0.32$ Memo: Shares Outstanding End of Period 131 132 131 132

Growth Investment Outlook 21 Growth Investments FY 2012 Actual 2013 YTD FY 2013 Outlook Metals recovery projects1 $ 17 $ 32 Other growth investments 16 32 Essex2 (total investment of $70-$90 million from ’13 to ‘16) --- --- Sub-total: Organic growth investments $ 33 $ 64 $75 - $100 New York City contract (investment of ~$140 million ’13 to’16) --- 12 ~$25 Transportation and intermodal equipment (~$110 million) Related enhancements to existing facilities3 (~$30 million) Sub-total: Organic growth investments + NYC $ 33 $ 76 $100 - $125 Delaware Valley 94 --- Camden --- 49 49 Sub-total: Acquisitions of business, net of cash acquired $ 94 $ 49 $49 Total growth investments $ 127 $ 125 ~$150 - $175 (Unaudited, in millions) 1) Metals includes investment in Tartech JV 2) Includes emission control system and other improvements, excludes metal recovery enhancement 3) Includes Niagara land purchase and railhead

Updated Energy Portfolio Outlook 22 Note: Position as of 10/1/13; Assumes no new contracts, hedges, renewals or additional energy sharing; excludes biomass. CVA North American EfW Energy Production (Position as of 10/1/13) ~2M MWh increase over next 5 years Exposed: (0.8M MWhs) PJM: 40% NEISO: 25% NYISO: 15% Other: 20% Exposed: (0.9M MWhs) PJM: 60% NEISO: 30% NYISO: 5% Other: 5% Exposed: (1.3M Mwhs) PJM: 45% NEISO: 30% NYISO: 5% Other: 20% Exposed: (2.6M MWhs) PJM: 45% NEISO: 25% NYISO: 10% Other: 20% Exposed: (3.9M MWhs) PJM: 55% NEISO: 20% NYISO: 10% Other: 15% Exposed: (4.5M MWhs) PJM: 60% NEISO: 20% NYISO: 10% Other: 10%

Project Debt Repayment Schedule 23 Project Debt Repayment 2008-2012 2013 2014 2015 2016 2017 Beyond 2017 Total Principal Payments 740 82 50 37 14 15 93 Total Change in Principal-Related Restricted Funds (140) (27) (21) (6) -- -- (14) Net Cash Used for Project Debt Principal Repayment $600 $55 $29 $31 $14 $15 $79 (1) Includes pass-through lease payments for emission control system (~$4 million per year 2008-2012). (2) Related to Service Fee facilities only. Note: Americas operations only. Excludes payments related to project debt refinancing. Client Payments for Debt Service 1 2008-2012 2013 2014 2015 2016 2017 Beyond 2017 Debt Service Revenue – Principal 1 $293 $30 $19 $9 $3 $3 $2 Debt Service Revenue – Interest 86 5 3 2 1 1 -- Debt Service Billings in Excess of Revenue Recognized 94 9 2 2 5 5 -- Client Payments for Debt Service 2 $473 $44 $24 $13 $9 $9 $2 Net Change in Debt Service Billings per Period $(63) $(16) $(20) $(11) $(4) -- (unaudited, $ in millions)

(Unaudited, in millions) 12/31/2011 12/31/2012 9/30/2013 Cash and Cash Equivalents 232$ 246$ 252$ Restricted Funds - Debt Service Principal 113 72 70 Corporate Debt (1) 1,504$ 1,953$ 2,038$ Project Debt (1) 672 314 263 Total Debt Outstanding 2,176$ 2,267$ 2,301$ Stockholders' Equity 1,088$ 1,055$ 907$ Net Debt (2) 1,831$ 1,949$ 1,979$ Availability under Revolving Credit Facility 300$ 584$ 493$ Net Debt / Adjusted EBITDA (3) 3.7 x 4.0 x 4.1 x Debt / Capitalization (4) 66.7% 68.2% 71.7% 24 (1) Debt balances are presented at principal value, not book value. (2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. (3) Ratio is computed on consolidated basis. Differs from calculation required under Covanta’s credit facility. See slide 27 for a reconciliation of 2011, 2012 and LTM Adjusted EBITDA. (4) Capitalization is calculated as total debt outstanding plus stockholders’ equity. Capitalization Summary • Balance sheet remains very strong with flexibility and ample liquidity

(1) At midpoint of guidance, revised as of 10/23/2013; based on share price of $21.38 as of 9/30/2013. 25 • Full year Free Cash Flow (FCF) significantly exceeds Net Income on a consistent, sustainable basis – Free Cash Flow yield of ~8%1 • Three important factors in FCF calculation to highlight (refer to slide 26 for numerical detail): – Debt Service Billings (DSB) in excess of revenue recognized • Debt Service Revenue recorded on straight line basis (per GAAP) • DSB paid in line with actual payment schedule. Adjustments reflect cash payments received – Depreciation and amortization (D&A) is higher than maintenance capex • Acquisitions resulted in significant intangible assets/step ups to fair value of acquired fixed assets  higher run-rate D&A (no corresponding maintenance capex) • Original construction costs of facilities depreciated over the useful life of the asset (up to 50 years) – Assets do not have recurring maintenance capex on an annual basis – Certain maintenance and repair costs are recorded as an expense in plant maintenance (rather than capitalized) – Tax expense is significantly higher than cash taxes • Significant tax NOL balance (~$392 million as of 12/31/2012)  used to offset federal taxes • Once NOLs fully utilized, Free Cash Flow will be impacted – NOLs to be fully utilized by mid-decade; PTC and AMT carry-forwards to provide additional partial tax shield beyond NOL utilization into late decade Strong Free Cash Flow

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow

COVANTA ENERGY for a cleaner world

(Unaudited, in millions)	Q3		Q3 YTD		Full Year
	2013	2012	2013	2012	Estimated 2013 [1]
Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation	$ 28	$ 26	$ (35)	$ 34	($14) - $0
Operating loss related to insurance subsidiaries	-	8	1	9	2 - 0
Depreciation and amortization expense [2]	52	46	157	145	215 - 210
Debt service expense	40	38	119	108	165 - 155
Income tax expense [3]	19	27	9	30	28 - 38
Net write-offs (gains)	12	(2)	63	(2)	63
Severance related to UK restructuring	-	-	3	-	3
Defined benefit pension plan settlement gain	-	-	(6)	-	(6)
Loss on extinguishment of debt	-	-	1	2	1
Net income (loss) attributable to noncontrolling interests in subsidiaries	-	1	(1)	1	(2) - 0
Other adjustments:					
Debt service billings in excess of revenue recognized [4]	1	-	9	6	
Non-cash compensation expense	3	3	12	13	
Other non-cash items [5]	1	3	2	3	
Subtotal other adjustments	**5**	**6**	**23**	**22**	**25 - 31**
Adjusted EBITDA [6]	**$ 156**	**$ 150**	**$ 334**	**$ 349**	**$480 - $495**
Adjusted EBITDA [6]	**$ 156**	**$ 150**	**$ 334**	**$ 349**	**$480 - $495**
Cash interest payments	(10)	(10)	(71)	(58)	
Cash taxes [3]	(2)	(1)	(9)	(9)	
Working capital/other	26	(15)	13	(14)	
Cash flow provided by operating activities	**$ 170**	**$ 124**	**$ 267**	**$ 268**	**$295 - $320**
Cash flow provided by operating activities	**$ 170**	**$ 124**	**$ 267**	**$ 268**	**$295 - $320**
Plus: Cash flow used in operating activities from insurance subsidiaries	1	2	4	4	5 - 10
Less: Maintenance capital expenditures	(10)	(15)	(67)	(67)	(80) - (90)
Free Cash Flow	**$ 161**	**$ 111**	**$ 204**	**$ 205**	**$220 -$240**
Memo:					
Shares Outstanding End of Period	131	132	131	132	

(1) Revised guidance as of 10/23/2013.
(2) Depreciation and amortization expense is significantly higher than maintenance capital expenditures due to (a) amortization expense associated with intangible assets recognized in connection with business combinations; (b) the net step-up in our fixed asset book basis recognized in connection with business combinations; and (c) facility construction expenditures related to long-lived assets (40-50 year useful lives) incurred during initial construction, which will not have recurring maintenance capital expenditures on annual basis related to these assets.
(3) Cash taxes are significantly lower than income tax expense due to the utilization of our net operating loss carryforwards (NOLs).
(4) This amount represents a true-up between (a) revenue recognized in the period for client payments of project debt principal under service fee contract structures, which is accounted for on a straight-line basis over the term of the project debt, and (b) actual billings to clients for debt principal payments in the period. As a result of this adjustment, Adjusted EBITDA reflects the actual amounts billed to clients for debt service principal, not the straight-lined revenue as recognized.
(5) Other is primarily non-cash compensation expense, but does include other non-cash expenses.
(6) The calculation of Adjusted EBITDA is based on the definitions in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business.

26

Non-GAAP Reconciliation: Adjusted EBITDA 27 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 24 Please see slide 26 for the text of footnotes 2 to 5. Full Year LTM (Unaudited, in millions) 2011 2012 9/30/2013 Net Income from Continuing Operations Attributable to Covanta Holding Corporation 79$ 116$ 47$ Operating loss related to Insurance subsidiaries 2 10 2 Depreciation and amortization expense (2) 193 195 207 Debt service expense 122 145 156 Income tax expense (3) 52 26 5 Reversal of uncertain tax positions related to pre-emergence tax matters (24) - - Non-cash liability to pre-petition creditors 15 - - Net write-offs 5 (46) 19 Severance related to UK restructuring - - 3 Defined benefit pension plan settlement expense - 11 5 Loss on extinguishment of debt 1 3 2 Gain on sale of business (9) - - Net income attributable to noncontrolling interests in subsidiaries 5 2 - Other adjustments: Debt service billings in excess of revenue recognized (4) 22 9 12 Non-cash compensation expense 18 17 16 Other non-cash items (5) 13 4 3 Subtotal other adjustments 53 30 31 Adjusted EBITDA 494$ 492$ 477$

28 (1) Revised guidance as of 10/23/2013. Non-GAAP Reconciliation: Adjusted EPS (Unaudited, in millions, except per share amounts) Full Year 2013 2012 2013 2012 Estimated 2013 (1) Continuing Operations - Diluted Earnings (Loss) Per Share 0.22$ 0.19$ (0.27)$ 0.25$ $(0.11) - $(0.01) Reconciling Items 0.06 0.06 0.44 0.07 0.44 Adjusted EPS 0.28$ 0.25$ 0.17$ 0.32$ $0.33 - $0.43 Reconciling Items Operating loss related to insurance subsidiaries -$ 8$ 1$ 9$ Net write-offs (gains) 12 (2) 63 (2) UK severance and other restructuring - - 3 - Defined benefit pension plan settlement gain - - (6) - Loss on extinguishment of debt - - 1 2 Effect on income of derivative instruments not designated as hedging instruments - (1) - (1) Effect of foreign exchange gain on indebtedness - - - (3) Other 1 - 1 1 Total Reconciling Items, pre-tax 13 5 63 6 Proforma income tax impact (5) 3 (6) 2 Total Reconciling Items, net of tax 8$ 8$ 57$ 8$ Diluted Earnings Per Share Impact 0.06$ 0.06$ 0.44$ 0.07$ Weighted Average Diluted Shares Outstanding 130 132 129 134 Q3 Q3 YTD

Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. Non-GAAP Financial Measures 29